                                                        Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ohio Casualty Corporation 2002 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 15, 2002, with respect to the consolidated financial statements and schedules of Ohio Casualty Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                        /s/  Ernst & Young LLP


Cincinnati, Ohio
July 3, 2002